                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant /X/
Filed by a party other than the registrant / /
Check the appropriate box:

/ /   Preliminary proxy statement      / /   Confidential, for Use of the
                                             Commision Only (as permitted by
                                             Rule 14a-6(e)(2))

/x/   Definitive proxy statement
/ /   Definitive additional materials
/ /   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         Kemper Strategic Income Fund
               (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/   No Fee Required.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:
(2)   Form, schedule or registration statement no.:
(3)   Filing party:
(4)   Date filed:

KEMPER CLOSED-END FUNDS
222 South Riverside Plaza  Chicago, Illinois 60606
Telephone (800) 294-4366

NOTICE OF JOINT ANNUAL MEETING OF SHAREHOLDERS
OCTOBER 22, 1998 AND PROXY STATEMENT

                                                                 August 19, 1998

To the Shareholders:

You are invited to attend a joint annual meeting of the shareholders of Kemper High Income Trust ("KHI"), Kemper Intermediate Government Trust ("KGT"), Kemper Multi-Market Income Trust ("KMM"), Kemper Municipal Income Trust ("KTF"), Kemper Strategic Municipal Income Trust ("KSM") and Kemper Strategic Income Fund ("KST") (individually, a "Fund" and collectively, the "Funds"). The meeting will be held in the Presentation Room on the 32nd Floor at the offices of the Funds, 222 South Riverside Plaza, Chicago, Illinois, on Thursday, October 22, 1998 at 2:00 P.M. Chicago time, for the following purposes and to transact such other business, if any, as may properly come before the meeting:

1. To elect Members to the Board of each Fund as outlined below:

   a. For KHI, KGT, KMM, KSM and KST only, to elect eight Board Members to constitute the Board of each Fund; and

   b. For KTF only, to elect eight Board Members to constitute the Board of the Fund with six Board Members to be elected by the holders of Preferred and Common Shares voting together and two Board Members to be elected by holders of the Preferred Shares only.

2. To ratify or reject the selection of Ernst & Young LLP as independent auditors of each Fund for the current fiscal year.

3. For KHI and KMM only, to approve expansion of each Fund's borrowing authority and a related change in each Fund's investment restrictions.

4. For KHI and KMM only, to approve the elimination of each Fund's investment restrictions and policies related to illiquid and restricted securities.

The Board of each Fund has fixed the close of business on August 7, 1998 as the record date for determining the shareholders of each Fund entitled to notice of and to vote at the meeting. Shareholders are entitled to one vote for each share held.

THE BOARD OF EACH FUND RECOMMENDS THAT YOU VOTE FOR ALL ITEMS.

------------------------------------------------------------------------------

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD. SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED. TO SAVE YOUR FUND THE COST OF ADDITIONAL SOLICITATIONS, PLEASE MAIL YOUR PROXY CARD PROMPTLY.
------------------------------------------------------------------------------

The accompanying proxy is solicited by the Board of each Fund for voting at the joint annual meeting of shareholders to be held on Thursday, October 22, 1998, and at any and all adjournments thereof (the "Meeting"). The shareholders of each Fund will vote separately on the items presented at the Meeting. This proxy statement was first mailed to shareholders on or about August 19, 1998.

The Board of each Fund recommends that shareholders vote FOR ITEMS 1, 2, AND FOR KHI AND KMM ONLY, 3 AND 4. The vote required to approve each item is described under "Miscellaneous."

The following table indicates which shareholders are solicited with respect to each Item:

---------------------------------------------------------------------------
                ITEM                  KHI   KGT   KTF   KMM   KSM   KST
---------------------------------------------------------------------------
 1.  Election of Board members        X     X     X     X     X     X
---------------------------------------------------------------------------
 2.  Ratification of selection of     X     X     X     X     X     X
     auditors
---------------------------------------------------------------------------
 3.  Approval of expansion of         X                 X
     borrowing authority
---------------------------------------------------------------------------
 4.  Elimination of investment        X                 X
     restrictions and policies
     related to illiquid and
     restricted securities
---------------------------------------------------------------------------

The Board of each Fund has fixed the close of business on August 7, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. As of July 28, 1998, shares of the Funds were issued and outstanding as follows:

                FUND                    SHARES
                ----                  ----------
KHI.................................  23,775,865
KGT.................................  33,996,171
KTF
  Common............................  38,407,734
  Preferred.........................      43,000
KMM.................................  20,090,612
KSM.................................  10,677,030
KST.................................   3,456,421

KTF ONLY. Pursuant to the Agreement and Declaration of Trust of KTF, the Board may authorize separate classes of shares of beneficial interest. The Board has authorized, and KTF has issued, common shares of beneficial interest (the "Common Shares") and preferred shares of beneficial interest, Series A through D (the "Preferred Shares"). The

Common Shares and the Preferred Shares have different powers, rights, preferences and privileges, qualifications, limitations and restrictions with respect to, among other things, dividends, liquidation, redemption and voting as more fully set forth in the Certificate of Designation for Preferred Shares that established the Preferred Shares. The Common Shares were first issued on October 20, 1988 and the Preferred Shares were first issued on July 24, 1989. At the Meeting, the holders of the Preferred Shares, voting as a separate class, are entitled to elect two members of KTF's Board and the holders of the Common Shares and the Preferred Shares, voting together as a single class, are entitled to elect the six remaining members of the KTF Board. On all other items, the holders of the Common Shares and the Preferred Shares will vote together as a single class.

ITEM 1. ELECTION OF MEMBERS TO THE BOARDS

THE BOARD OF EACH FUND RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED BELOW.

It is intended that the proxies will be voted for the election as Board Members of the nominees described below. Each Board Member so elected will serve as a Board Member of the respective Fund until the next meeting of shareholders, if any, called for the purpose of electing Board Members and until the election and qualification of a successor or until such Board Member sooner dies, resigns or is removed as provided in the organizational documents of each Fund. All the nominees were last elected to each Board at the 1997 annual joint meeting of shareholders except Messrs. Pierce and Littauer. Mr. Pierce was first elected at a December 3, 1997 special meeting of shareholders. Mr. Littauer is standing for election to each Board for the first time at the 1998 annual joint meeting of shareholders.

KTF ONLY. As indicated above, holders of the Preferred Shares are entitled to elect two Board Members. Messrs. Pierce and Kelsey are nominees for election by holders of the Preferred Shares. The six remaining Board Members are to be elected by holders of the Common Shares and the Preferred Shares, voting together as a single class. Messrs. Akins, Gottschalk, Littauer, Renwick, Tingleff and Weithers are nominees for election by all shareholders.

All the nominees listed below have consented to serve as Board Members of the respective Funds, if elected. In case any nominee shall be unable or shall fail to act as a Board Member by virtue of an unexpected occurrence, the proxies may be voted for such other person(s) as shall be determined by the persons acting under the proxies in their discretion.

                                                            SHARES BENEFICIALLY
   NAME (DATE OF BIRTH), PRINCIPAL       YEAR FIRST BECAME      OWNED AS OF
     OCCUPATION AND AFFILIATIONS          A BOARD MEMBER      JUNE 30, 1998**
   -------------------------------       -----------------  -------------------
*Daniel Pierce (03/18/34)                1997 -- All        0
Managing Director, Scudder Kemper
Investments, Inc., Director,
Fiduciary Trust Company; Director,
Fiduciary Company Incorporated.

James E. Akins (10/15/26)                1995 -- All        0
Consultant on International,
Political, and Economic Affairs;
formerly a career United States
Foreign Service Officer; Energy
Adviser for the White House; United
States Ambassador to Saudi Arabia.

Arthur R. Gottschalk (2/13/25)           1988 -- KGT, KTF   KHI -- 1,000
Retired; formerly, President,            1989 -- KHI, KMM,  KGT -- 1,000
Illinois Manufacturers Association;      KSM                KMM -- 800
Trustee, Illinois Masonic Medical        1994 -- KST        KTF -- 800
Center; formerly, Illinois State                            KSM -- 1,000
Senator; formerly, Vice President,                          KST -- 800
The Reuben H. Donnelley Corp.;
formerly, attorney.

Frederick T. Kelsey (4/25/27)            1988 -- KTF        KHI -- 500
Retired; formerly, consultant to         1989 -- KHI, KGT,  KGT -- 2,500
Goldman, Sachs & Co.; formerly,          KMM, KSM           KMM -- 1,000
President, Treasurer and Trustee of      1994 -- KST        KTF -- 500
Institutional Liquid Assets and its
affiliated mutual funds; Trustee of
the Northern Institutional Funds;
formerly, Trustee of the Pilot Funds.

*Thomas W. Littauer (4/26/55)            Nominee            0
Managing Director, Scudder Kemper
Investments, Inc., formerly, Head of
Broker Dealer Division of Putnam
Investment Management; formerly,
President of Client Management
Services for Fidelity Investments.

                                                            SHARES BENEFICIALLY
   NAME (DATE OF BIRTH), PRINCIPAL       YEAR FIRST BECAME      OWNED AS OF
     OCCUPATION AND AFFILIATIONS          A BOARD MEMBER      JUNE 30, 1998**
   -------------------------------       -----------------  -------------------
Fred B. Renwick (2/1/30)                 1995 -- All        0
Professor of Finance, New York
University, Stern School of Business;
Director, the Wartburg Home
Foundation; Chairman, Investment
Committee of Morehouse College Board
of Trustees; Director, American Bible
Society Investment Committee;
previously member of the Investment
Committee of Atlanta University Board
of Trustees; formerly Director of
Board of Pensions Evangelical
Lutheran Church in America.

John B. Tingleff (5/4/35)                1991 -- All Funds  KHI -- 1,788
Retired; formerly, President,            except KST         KGT -- 533
Tingleff & Associates (management        1994 -- KST        KMM -- 1,019
consulting firm); formerly, Senior                          KTF -- 500
Vice President, Continental Illinois                        KSM -- 500
National Bank & Trust Company.                              KST -- 330

John G. Weithers (8/8/33)                1993 -- All Funds  KHI -- 1,600
Retired; formerly, Chairman of the       except KST         KGT -- 1,200
Board and Chief Executive Officer,       1994 -- KST        KMM -- 1,000
Chicago Stock Exchange; Director,                           KTF -- 400
Federal Life Insurance Company;                             KSM -- 300
President of the Members of the                             KST -- 900
Corporation and Trustee, DePaul
University.

---------------
 * Interested persons of the Funds as defined in the Investment Company Act of 1940 ("1940 Act").

** From time to time, the Board Members have been, and may in the future be, restricted from buying and/or selling shares of certain Funds.

All the nominees, except Messrs. Pierce and Littauer, serve as board members of 15 investments companies, with 50 portfolios managed by Scudder Kemper Investments, Inc. (the "Adviser"). Mr. Pierce serves as a board member of various investment companies managed by the Adviser.

Mr. Littauer is standing for election to boards managed by the Adviser for the first time.

Each Board has an audit and governance committee that is composed of Messrs. Akins, Gottschalk, Kelsey, Renwick, Tingleff and Weithers. The committee to each Fund met four times during its 1997 fiscal year (November 30, 1997 for KHI, KTF, KMM, KSM and KST and December 31, 1997 for KGT). The committee makes recommendations regarding the selection of independent auditors for each Fund, confers with the independent auditors regarding each Fund's financial statements, the results of audits and related matters, seeks and reviews nominees for Board membership and performs such other tasks as the respective Board assigns. The committee also proposes the nominees for election by the shareholders. Shareholders wishing to submit the name of a candidate for consideration by the committee should submit their recommendations to the secretary of the applicable Fund.

Each Fund pays Board Members who are not "interested persons" of such Fund an annual retainer plus expenses, and an attendance fee for each Board meeting and committee meeting attended. As reflected above, the Board Members currently serve as board members of various investment companies for which the Adviser serves as investment manager. Board Members or officers of a Fund who are "interested persons" receive no compensation from such Fund. The Board of each Fund met eight times during its 1997 fiscal year. Each then current Board Member attended 75% or more of the respective meetings of the Board and the audit and governance committee (if then a member thereof) held during its 1997 fiscal year.

The table below shows, for each Board Member entitled to receive compensation from the Funds, the aggregate compensation paid or accrued during each Fund's 1997 fiscal year and the total compensation that the Kemper funds paid or accrued during calendar year 1997.

                                    AGGREGATE COMPENSATION FROM FUND          AGGREGATE COMPENSATION
                             ----------------------------------------------    FROM FUNDS AND OTHER
   NAME OF BOARD MEMBER       KHI      KGT     KTF     KMM     KSM     KST       KEMPER FUNDS(2)
   --------------------      ------   -----   -----   -----   -----   -----   ----------------------
James E. Akins.............  $3,400   3,800   7,100   3,400   2,600   2,000          $106,300
Arthur R. Gottschalk(1)....  $3,900   4,500   7,800   3,900   3,200   2,300          $121,100
Frederick T. Kelsey(1).....  $4,000   4,100   7,500   4,000   3,300   2,500          $111,300
Fred B. Renwick............  $3,400   3,800   7,100   3,400   2,600   2,000          $106,300
John B. Tingleff...........  $3,400   3,800   7,100   3,400   2,600   2,000          $106,300
John G. Weithers...........  $3,400   3,800   7,100   3,400   2,600   2,000          $106,300

---------------
(1) Includes deferred fees and interest thereon pursuant to deferred compensation agreements with certain Kemper funds. Deferred amounts accrue interest monthly at a rate equal to the yield of Zurich Money Funds--Zurich Money Market Fund. Total deferred fees and interest accrued at the fiscal period ended November 30,

    1997 (or for KGT only, December 31, 1997) are $12,500, $13,400, $16,700,
    $12,400, $11,500 and $6,300 for Mr. Gottschalk from KHI, KGT, KTF, KMM, KSM and KST, respectively.

(2) Includes compensation for service on the boards of 13 Kemper Funds with 39 fund portfolios. Each Board Member currently serves as a board member of 15 Kemper Funds with 50 fund portfolios. Total compensation does not reflect amounts paid by Scudder Kemper Investments, Inc. to the board members regarding the combination of Scudder, Stevens & Clark, Inc. and Zurich Kemper Investments, Inc. Such amounts totaled $42,800, $40,100, $39,000, $42,900, $42,900 and $42,900 for Messrs. Akins, Gottschalk, Kelsey, Renwick, Tingleff, and Weithers, respectively.

FUND OFFICERS. Information about the executive officers of the Fund, with their respective dates of birth, terms as Fund officers indicated and principal occupation for the past five years, is set forth below.

J. Patrick Beimford, Jr. (5/25/50), vice president of KMM since 2/17/93 and KST since 4/14/94, is managing director of the Adviser.

Dale R. Burrow (10/16/56), vice president of KSM since 5/5/93, is senior vice president of the Adviser.

Mark S. Casady (9/21/60), president of each Fund since 1/21/98, is managing director of the Adviser.

Robert S. Cessine (1/5/50), vice president of KMM since 5/4/95, is managing director of the Adviser.

Philip J. Collora (11/15/45), vice president of each Fund except KST since 2/1/90 and KST since 3/2/90, and secretary of each Fund since 3/2/95. Mr. Collora is senior vice president of the Adviser.

John R. Hebble (6/27/58), treasurer of each Fund since 5/20/98, is senior vice president of the Adviser.

Thomas W. Littauer (4/26/55), vice president of each Fund since 1/21/98, is managing director of the Adviser; formerly, Head of Broker Dealer Division of Putnam Investment Management during 1996-1997; prior thereto, President of Client Management Services for Fidelity Investments from 1990 to 1996.

Ann M. McCreary (11/6/56), vice president of each Fund since 1/21/98, is managing director of the Adviser.

Michael A. McNamara (12/28/44), vice president of KHI since 2/21/91 and KMM and KST since 5/4/95, is managing director of the Adviser.

Christopher J. Mier (8/11/56), vice president of KTF and KSM since 2/21/91, is managing director of the Adviser.

Robert C. Peck, Jr. (10/1/46), vice president of each Fund since 1/21/98, is managing director of the Adviser; prior to 8/2/97, he was executive vice president and chief investment officer with an unaffiliated investment management firm.

Kathryn L. Quirk (12/3/52), vice president of each Fund since 1/21/98, is managing director of the Adviser.

Harry E. Resis, Jr. (11/24/45), vice president of KHI since 2/17/93 and KMM and KST since 5/4/95, is managing director of the Adviser.

Richard L. Vandenberg (11/16/49), vice president of KGT, KMM and KST since 3/6/96, is managing director of the Adviser; prior to March 1996, senior vice president and portfolio manager of an unaffiliated investment management firm.

The officers of each Fund are elected by the Board of the Fund on an annual basis to serve until their successors are elected and qualified.

SHAREHOLDINGS. As of June 30, 1998, the Board Members and officers of the Funds as a group owned beneficially 4,888 shares of KHI, 5,233 shares of KGT, 13,819 shares of KMM, 2,200 shares of KTF, 1,800 shares of KSM, and 2,030 shares of KST, which, in each case, is less than 1% of the outstanding shares of each Fund. As of June 30, 1998, no person is known to any Fund to have owned beneficially more than five percent of the shares of such Fund.

SECTION 16 REPORTING COMPLIANCE. Section 30(f) of the 1940 Act and Section 16(a) of the Securities Exchange Act of 1934 require each Fund's officers and Board Members, the Adviser, affiliated persons of the Adviser and persons who own more than ten percent of a registered class of the Fund's equity securities to file forms reporting their affiliation with that Fund and reports of ownership and changes in ownership of that Fund's shares with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE"). These persons and entities are required by SEC regulation to furnish the Funds with copies of all Section 16(a) forms they file. Based upon a review of these forms as furnished to each Fund, each Fund believes that, during its 1997 fiscal year, there was compliance with all Section 16(a) filing requirements applicable to that Fund's officers and Board Members, the Adviser and affiliated persons of the Adviser.

INVESTMENT MANAGER. Scudder Kemper Investments, Inc. (the "Adviser"), 345 Park Avenue, New York, NY 10154, serves as each Fund's investment adviser and manager pursuant to an investment management agreement. Since October 31, 1996, no nominee for election as a board member of a Fund purchased or sold securities more than 1% of the outstanding shares of the Adviser, except that in connection with a transaction effective December 31, 1997, pursuant to which Zurich Insurance Company ("Zurich") acquired a two-thirds interest in Scudder, Stevens & Clark, Inc. ("Scudder") for $866.7 million in cash and the businesses of Scudder and Zurich's subsidiary, Zurich Kemper Investments, Inc., were combined to form the Adviser, Mr. Pierce sold 85.1% of his holdings in Scudder to Zurich for cash.

ITEM 2. SELECTION OF INDEPENDENT AUDITORS

THE BOARD OF EACH FUND RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR EACH FUND.

A majority of the Members of each Fund's Board who are "non-interested" persons of the Fund has selected Ernst & Young LLP, independent auditors, to audit the books and records of the Fund for the current fiscal year. This firm has served each Fund in this capacity since the Fund was organized and has no direct or indirect financial interest in any Fund except as independent auditors. The selection of Ernst & Young LLP as independent auditors of each Fund is being submitted to the shareholders for ratification. A representative of Ernst & Young LLP is expected to be present at the Meeting and will be available to respond to any appropriate questions raised at the Meeting and may make a statement.

ITEM 3. KHI AND KMM ONLY -- BORROWING AUTHORITY

THE BOARD OF EACH FUND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PROPOSAL CONCERNING BORROWING AUTHORITY.

SUMMARY. The respective Boards of KHI and KMM have adopted, subject to shareholder approval, the recommendation of the Adviser that the Fund's borrowing authority be expanded to increase the ability of the Fund to borrow. Presently, KHI is permitted to borrow for investment purposes up to 10% of the value of the Fund's total assets at the time of the borrowing upon terms and conditions approved by the Board. KMM may borrow money only for temporary or emergency purposes or for share repurchases, all in amount not to exceed one-third of the value of the total assets of the Fund. If the proposal is approved, KHI and KMM would each have the authority to borrow money to the extent permitted by applicable law, which currently permits borrowing up to a maximum amount in the aggregate of one-third the value of its assets (including the amount borrowed). Currently, this would enable the Funds to borrow money, for any purpose, including leverage, share repurchase, temporary or emergency purposes.

1940 ACT RESTRICTIONS. Under the 1940 Act, a closed-end investment company, such as KHI and KMM, may borrow money subject to certain conditions and provided the company has 300% asset coverage. Asset coverage is the ratio of the value of the total assets of the company (including amount borrowed) less all its liabilities divided by the amount of such borrowings.

EFFECTS OF PROPOSAL. The primary purpose of the proposed change is to increase the ability of KHI and KMM to borrow money for purposes of leverage although the proposal would extend the borrowing authority to the full extent permitted by applicable law. Each Fund currently intends to borrow up to an aggregate amount of 33 1/3% of its total assets (including amount borrowed). Leverage is typically described as borrowings or debt incurred to purchase securities.

Leverage is a speculative technique which involves the opportunity for enhanced income and greater total return but also involves special risks. Use of leverage may increase the volatility of changes in the net asset value and the market price of, and distributions paid on, shares in the Fund. So long as the Fund is able to realize a higher return after expenses on its investment of the proceeds of any borrowing (i.e., investment gains derived from the securities purchased with borrowed funds) than the then current interest rate on the borrowing, the effect of the leverage will be to cause shares in the Fund to realize a higher current rate of return than if the Fund were not so leveraged (with a corresponding rise in net income per share and net asset value per share). On the other hand, to the extent that the then current interest rate on the borrowing approaches the return on such proceeds after expenses, the benefit of leverage will be reduced, and if the then current interest rate on the borrowing were to exceed the return on such investment after expenses, the Fund's leveraged capital structure would result in a lower rate of return to shares in the Fund than if the Fund were not so structured. Similarly, since any decline in the net asset value of the Fund's investments will be borne entirely by Fund shareholders, the effect of leverage in a declining market would result in a greater decrease in net asset value of the Fund shares than if the Fund were not so leveraged. Any such decrease would likely be reflected in a decline in the market price for Fund shares. The Adviser may seek to manage certain of the risks of financial leverage in anticipation of changes in interest rates in a number of ways, including extending the length of the interest rate period on any borrowing so as to fix an interest rate for a period of time, "deleveraging" the Fund by repaying all or a portion of any outstanding borrowing, entering into certain transactions in an effort to hedge against changes in interest rates and purchasing securities the terms of which have elements of, or are similar in effect to, certain hedging transactions in which the Fund may engage. There can be no assurance that the Adviser can successfully manage the risks of leverage.

Borrowing by the Fund will entail certain initial costs and expenses and certain ongoing administrative and accounting expenses. These costs and expenses will be borne by the Fund and will reduce the income or net assets available to Fund shareholders. If the Fund's current investment income were not sufficient to meet interest expenses on any borrowing, the Fund might have to liquidate certain of its investments in order to meet required dividend or interest payments, thereby reducing the net asset value attributable to the shares in the Fund.

Assuming the utilization of leverage in the amount of approximately 33 1/3% of the Fund's total assets, and an annual interest rate on borrowings of 6.2% payable on such leverage based upon current market rates, the annual return that the Fund's portfolio must experience (net of expenses) in order to cover such interest payments would be 2.07%. The Fund's actual cost of leverage will be based on market rates at the time the Fund undertakes a leveraging strategy, and such actual cost of leverage may be higher or lower than that assumed in the previous example.

The following table is designed to illustrate the effect on the return to a shareholder of leverage in the amount of approximately 33 1/3% of the Fund's total assets, assuming hypothetical annual returns of the Fund's portfolio of plus 10% and minus 10%. As the table shows, leverage generally increases the return to shareholders when portfolio return is positive and greater than the cost of leverage and decreases the return when the portfolio return is negative or less than the cost of leverage. The figures appearing in the table are hypothetical and actual returns may be greater or less than those appearing in the table.

Assumed Portfolio Return (without leverage,
  net of expenses).........................    10.00%     (10.00)%
Portfolio Return (assuming 33 1/3% leverage
  and an assumed interest rate of 6.2%)....    11.27%     (15.40)%

The terms of a particular borrowing may entitle the lenders to elect a majority of the Board of a Fund in certain specified circumstances.

INVESTMENT RESTRICTIONS. In connection with the proposed change in the borrowing authority of KHI and KMM, the respective Boards of the Funds approved an amendment to such Fund's investment restrictions. The current investment restriction for KHI is as follows:

The Fund may not:

     (1) borrow money, except (a) the Fund, may, from time to time, borrow from a bank or other entity in a privately arranged transaction in an amount not exceeding 10% of the Fund's total assets (including the amount borrowed) at the time of the borrowing and (b) the Fund may borrow in amounts necessary to repurchase shares of the Fund; if after each such borrowing the ratio which the value of the total assets of the Fund less all liabilities and indebtedness not represented by senior securities bears to an aggregate amount of senior securities indebtedness of the Fund is at least 300%.

The current investment restriction for KMM is as follows:

The Fund may not:

     (12) borrow money, except for (i) temporary or emergency purposes or for repurchase of its shares, and then only in an amount not exceeding one-third of the value of the Fund's total assets including the amount borrowed; however, the Fund will not purchase any securities for its portfolio at any time when such borrowings exceed 5% of its total assets (taken at value) and (ii) the issuance of short or intermediate term notes.

If this proposal is approved, the investment restriction for both Funds will be amended as follows:

The Fund may not:

     borrow money, except to the extent permitted by applicable law.

ITEM 4. KHI AND KMM ONLY -- ILLIQUID AND RESTRICTED SECURITIES

THE BOARD OF EACH FUND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PROPOSAL CONCERNING ILLIQUID AND RESTRICTED SECURITIES.

SUMMARY. Both KHI and KMM each have fundamental investment restrictions and policies that limit investments in illiquid securities and restricted securities. The respective Boards of KHI and KMM have adopted, subject to shareholder approval, the recommendation of the Adviser that these investment restrictions and policies be eliminated for each Fund. The Adviser believes that the elimination of these restrictions and policies will increase investment flexibility and allow the Funds to adapt more effectively to changes in the fixed income markets.

INVESTMENT RESTRICTIONS. The current investment restriction for KHI is as follows:

The Fund will not:

     (4) invest in illiquid investments, including securities which are subject to legal or contractual restrictions on resale or for which there is no readily available market (e.g., trading in the securities is suspended or, in the case of unlisted securities, market makers do not exist or will not entertain bids or offers) and loan participations, if more than 20% of the Fund's assets (taken at market value) would be invested in such securities. For purposes of this restriction repurchase agreements not terminable within seven days will be deemed illiquid.

The Fund has related investment restrictions and policies that address similar investment issues, including a 20% limit upon fixed income securities purchased in direct placements and limits on over-the-counter traded options arising from illiquid securities limitations.

If approved, the proposal would eliminate all of the Fund's related investment restrictions and policies that restrict the ability of the Fund to invest in illiquid and restricted securities.

The current investment restriction for KMM is as follows:

The Fund will not:

     (9) invest more than 10% of its total assets in repurchase agreements maturing in more than seven days.

     (10) invest in illiquid investments, including securities which are subject to legal or contractual restrictions on resale or for which there is no readily available market (e.g., trading in the securities is suspended or, in the case of unlisted securities, market makers do not exist or will not entertain bids or offers) and loan participations, if more than 20% of the Fund's assets (taken at market value) would be so invested, or with respect to loan participations more than 5% of the Fund's assets. For purposes of this restriction repurchase agreements not terminable within seven days will be deemed illiquid. The Fund will consider as illiquid securities OTC options and the assets used as "cover" for written OTC options as explained in Appendix B [to the Fund's prospectus dated January 23, 1989].

The Fund has related investment restrictions and policies that address similar investment issues, including a 20% limit upon fixed income securities purchased in direct placements (including loan participations which are limited to 5%) and limits on over-the-counter traded options arising from illiquid securities limitations.

If approved, the proposal would eliminate all of the Fund's related investment restrictions and policies that restrict the ability of the Fund to invest in illiquid and restricted securities.

EFFECTS OF PROPOSAL. The primary purpose of the proposal is to increase the Fund's investment flexibility to allow the Funds to adapt more effectively to changes in fixed income markets. The proposal would allow the Funds to gain greater access to burgeoning securities markets, such as the "Rule 144A securities" market. Rule 144A securities are securities issued in a private placement, the resale of which is exempt from registration pursuant to Rule 144A under the Securities Act of 1933. As the high yield marketplace matures, a growing percentage of new issues are being offered as restricted securities, such as Rule 144A securities. Eliminating the Fund's investment restrictions and policies that limit investments in illiquid securities and restricted securities would give the Funds the flexibility to invest in broadening segments of the market and to adapt more readily to changes in the fast growing high yield marketplace.

If approved, the Funds would not be restricted as to the amount of illiquid securities they may hold and would be permitted to hold an unlimited amount of restricted securities, such as Rule 144A securities, whether liquid or illiquid. Generally, an "illiquid security" is any security that cannot be disposed of promptly and in the ordinary course of business at approximately the amount at which the Funds have valued the instrument. Restricted securities are subject to legal restrictions on trading. The absence of a trading market in illiquid securities can make it difficult to ascertain a market value for illiquid or restricted securities. Disposing of illiquid or restricted securities may involve time-consuming negotiations and legal expenses, and it may be difficult or impossible for a Fund to sell them promptly at an acceptable price. As closed-end funds, however, the Funds do not issue redeemable securities and, therefore, portfolio liquidity is less of a concern than for an open-end fund. In addition, the Adviser has advised the Board that it has no current intention to significantly increase the level of illiquid securities in the portfolios of the Funds, but rather, is currently primarily interested in expanding the access of the Funds to the growing market for Rule 144A securities. However, if approved, the Funds would not be restricted as to the amount of illiquid securities they may hold and would be permitted to hold an unlimited amount of restricted securities, both liquid and illiquid.

MISCELLANEOUS

GENERAL. The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement and all other costs in connection with solicitation of proxies will be paid by the Funds, including any additional solicitation made by letter, telephone or facsimile. In addition to solicitation by mail, certain officers and representatives of the Funds, officers and employees of the Adviser and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personally. The Funds have engaged Shareholder Communications Corporation to assist in the solicitation of proxies at a total estimated cost (plus expenses) of $3,500 per Fund. Failure of a quorum to be present at the Meeting for a Fund will necessitate adjournment for that Fund and will subject that Fund to additional expense. A COPY OF A FUND'S ANNUAL REPORT IS AVAILABLE WITHOUT CHARGE UPON REQUEST BY WRITING TO SUCH FUND,

222 SOUTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS 60606 OR BY CALLING 1-800-294-4366.

PROPOSALS OF SHAREHOLDERS. Each of the Funds delayed its 1998 annual meeting of shareholders from May to October. It is currently anticipated that the 1999 annual meeting of shareholders will be held in May. A shareholder wishing to submit a proposal for inclusion in a Fund's proxy statement for the 1999 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 should send such written proposal to the Secretary of the Fund within a reasonable time before the solicitation of proxies for such meeting. A Fund will treat any such proposal received no later than December 12, 1998 as timely. The timely submission of a proposal, however, does not guarantee its inclusion. A shareholder wishing to provide notice in the manner prescribed by Rule 14a-4(c)(1) to a Fund of a proposal submitted outside of the process of Rule 14a-8 must submit such written notice to the Secretary of the Fund within a reasonable time before the solicitation of proxies for such meeting. A Fund will treat any such notice received no later than February 25, 1999 as timely.

OTHER MATTERS TO COME BEFORE THE MEETING. The Boards are not aware of any matters that will be presented for action at the Meeting other than those set forth herein. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares with respect to any such other matters in accordance with their best judgment in the interest of the Fund.

VOTING, QUORUM. Each valid proxy will be voted in accordance with the instructions on the proxy and as the persons named in the proxy determine on such other business as may come before the Meeting. If no instructions are given, the proxy will be voted for the election as Board members of the persons who have been nominated for such Fund and as recommended by the Board on each other item. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Fund or in person at the time of the Meeting. Proxies given by telephone or electronically transmitted instruments may be counted if obtained pursuant to procedures designed to verify that such instructions have been authorized. Item 1, election of Board Members for a Fund, requires a plurality vote of the shares of such Fund. Item 2, ratification of the selection of independent auditors for a Fund, requires the affirmative vote of a majority of the shares of the Fund voting on the matter. Items 3 and 4, approval for KHI and KMM of expanded borrowing authority and the elimination of each Fund's investment restrictions and polices related to illiquid and restricted securities, respectively, requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund. The term "majority of the outstanding voting securities" (as defined in the 1940 Act) of a Fund means the affirmative vote of the lesser of (1) 67% of the voting securities of the Fund present at the meeting if more than 50% of the outstanding shares of the Fund are present in person or by proxy; or (2) more than 50% of the outstanding voting securities of the Fund. In tallying shareholder votes, abstentions and broker non-votes (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) will be counted for determining whether a quorum is present for purposes of convening the Meeting and will be considered present at the Meeting. On Item 1, abstentions and broker non-votes will have no effect; the persons receiving the largest number of votes will be elected. On Item 2, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. On Items 3 and 4, abstentions and broker non-votes will be considered both present at the Meeting and issued and outstanding and, as a result, will have the effect of being counted as voted against the Item. As noted previously, the holders of the Preferred Shares of KTF, voting as a separate class, are entitled to elect two Members of KTF's Board and the holders of the Common Shares and the Preferred Shares, voting together as a single class, are entitled to elect the six remaining Members of KTF's Board. With regard to all other items, the holders of the Common Shares and the Preferred Shares of KTF will vote together as a single class.

At least 50% of the shares of a Fund must be present, in person or by proxy, in order to constitute a quorum for that Fund. Thus, the meeting for a particular Fund could not take place on its scheduled date if less than 50% of the shares of that Fund were represented.

THE BOARD OF EACH FUND RECOMMENDS AN AFFIRMATIVE VOTE ON ALL ITEMS APPLICABLE TO THAT FUND.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By order of the Boards,
Philip J. Collora
Secretary

     PROXY                                                          PROXY


                         KEMPER STRATEGIC INCOME FUND
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 22, 1998





PLEASE VOTE PROMPTLY!

Your vote is needed! Please vote below and sign in the space provided and return it in the envelope provided. You may receive additional proxies for your other accounts with Kemper. These are not duplicates; you should sign and return each proxy card in order for your votes to be counted. Please return them as soon as possible to help save the cost of additional mailings.

The signers of this proxy hereby appoint Arthur R. Gottschalk and Daniel Pierce, and each of them, attorneys and proxies, with power of substitution in each, to vote all shares for the signers at the Annual Meeting of Shareholders to be held October 22, 1998, and at any adjournments thereof, as specified herein, and in accordance with their best judgment, on any other business that may properly come before this meeting. If no specification is made herein, all shares will be voted as recommended by the Board on each item set forth on this proxy.

THE PROXY IS SOLICITED BY THE BOARD OF THE FUND WHICH RECOMMENDS A VOTE "FOR" ALL ITEMS.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]


                                                                  For      Withhold     For All   To withhold authority to vote,
                                                                  All        All        Except    mark the "For All Except" box
1. Election of Trustees:                                                                          and write the nominee's number
   01) James E. Akins, 02) Arthur R. Gottschalk, 03) Frederick    [ ]        [ ]         [ ]      on the line provided below.
   T.  Kelsey, 04) Thomas W. Littauer, 05) Daniel Pierce,
   06) Fred B. Renwick,  07) John B. Tingleff, 08) John G.                                        ------------------------------
   Weithers

2. Ratification of the selection of Ernst & Young LLP as the      For      Against      Abstain
   Fund's independent auditors for the current fiscal year.
                                                                  [ ]        [ ]         [ ]


Note:  All registered owners of accounts shown above must sign.  Please sign exactly as your name appears on this Proxy. If signing for a corporation, estate or trust, please indicate your capacity or title.


----------------------                    ----------------               ----------------------                --------------------
Signature                                 Date                           Signature (Joint)                     Date
